UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2007

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2007, Gladstone Commercial Corporation, through its wholly-owned subsidiary, Gladstone Commercial Limited Partnership, exercised an option under its existing credit agreement with KeyBank National Association to increase the current maximum availability under the credit agreement from $75 million to $95 million through the execution of an Accordian Agreement. The credit agreement was originally established on December 29, 2006.

A copy of the Accordian Agreement is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 10.1 – Accordian Agreement by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, KeyBank National Associaton, and certain other parties, dated as of November 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

November 16, 2007	By:	Harry Brill

Name: Harry Brill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Accordian Agreement by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, KeyBank National Associaton, and certain other parties, dated as of November 13, 2007